Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cimarex Energy Co.:

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Cimarex Energy Co. of our reports with respect to i) the consolidated balance sheets of Cimarex Energy Co. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows, for each of the years in the three-year period ended December 31, 2008 dated February 27, 2009 as filed in the annual report on Form 10-K on February 27, 2009; ii) the effectiveness of internal control over financial reporting as of December 31, 2008, dated February 27, 2009 as filed in the annual report on Form 10-K filed on February 27, 2009; and iii) the consolidated balance sheets of Cimarex Energy Co. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows, for each of the years in the three-year period ended December 31, 2008 dated February 27, 2009, except for the last two paragraphs of note 3, notes 4, 6, 7, 9, and 17, which are as of July 17, 2009, as filed in Exhibit 99.1 on Form 8-K on July 17, 2009 and to the reference to our firm under the heading “Experts” in the Registration Statement.

Our report dated February 27, 2009, except for the last two paragraphs of note 3, notes 4, 6, 7, 9, and 17, which are as of July 17, 2009,  refers to the Company’s adoption of Financial Accounting Standards Board (FASB) Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) and FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, effective January 1, 2009, which have been applied retrospectively in the consolidated financial statements.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

September 22, 2009